Exhibit 99.1

Media Relations: Bobbie Collins 212-810-8155	Media/Investor Relations: Brian Beades 212-810-5596

BlackRock Reports First Quarter Diluted EPS of $2.17 ($2.40 as adjusted)

Assets Under Management of $3.364 Trillion at March 31, 2010

New York, April 26, 2010 — BlackRock, Inc. (NYSE:BLK) today reported first quarter 2010 net income1 of $423 million, up $339 million compared to first quarter 2009. Operating income was $654 million and non-operating expense, net of non-controlling interests, was $3 million. The operating margin was 32.8%, which included the effect of $52 million of pre-tax Barclays Global Investors (“BGI”) integration costs.

First quarter net income, as adjusted2, was $2.40 per diluted common share, or $469 million, up 196% compared to first quarter 2009 diluted EPS of $0.81 and up $0.01 compared to fourth quarter 2009. The comparison to the fourth quarter reflects a 24% increase in net income. The first quarter 2010 reflects the first full quarter of the BGI acquisition, which closed on December 1, 2009. The first quarter 2010 EPS also reflects the full effect of the issuance of new shares in December 2009 associated with the acquisition of BGI. BlackRock’s results reflect the acquisition of BGI, a diverse mix of products across assets under management (“AUM”) and clients, improvements in external capital markets and industry flow trends including strong flows into index products.

Revenue was $1,995 million, up 102% compared to first quarter 2009 and 29% compared to fourth quarter 2009. First quarter 2010 revenue included $1,753 million of base fees, which included the full quarter effect of acquired BGI AUM, revenue associated with $63 billion of growth in long-term AUM and net market appreciation and $50 million of performance fees in first quarter 2010.

First quarter 2010 included as adjusted2 operating income of $2.42 per diluted share and as adjusted2 net non-operating expense of $0.02 per diluted share. Operating income, as adjusted2, of $727 million improved $420 million, or 137%, compared to first quarter 2009 and $166 million, or 30%, compared to fourth quarter 2009, benefiting from the BGI acquisition and continued growth in long-dated AUM. The operating margin, as adjusted2, for first quarter 2010 remained strong at 38.9%, reflecting the effect of BGI and the commencement of additional strategic investments to grow the franchise.

First quarter 2010 net non-operating expense, as adjusted2, of $6 million included $30 million of net gains on investments as well as the effect of a full quarter of interest expense on our $2.5 billion long-term note issuances in December 2009.

The table below presents a comparison of GAAP and as adjusted results for certain financial measures. See Attachment I for a reconciliation of GAAP to the as adjusted financial measures.

	Q1 2010	Q1 2009	% Change	Q4 2009	% Change
GAAP basis:
Revenue	$1,995	$987	102%	$1,544	29%
Operating income	$654	$271	141%	$389	68%
Net income[1]	$423	$84	404%	$256	65%
Diluted EPS	$2.17	$0.62	250%	$1.62	34%

As Adjusted:
Operating income[2]	$727	$307	137%	$561	30%
Net income[1,2]	$469	$110	326%	$379	24%
Diluted EPS[2]	$2.40	$0.81	196%	$2.39	—%

[1]	Net income represents net income attributable to BlackRock, Inc.
[2]	See notes (a), (b), (c), (d), (e) and (f) to the Condensed Consolidated Statements of Income and Supplemental Information in Attachment I on pages 10, 11, 12 and 13.

As presented in Attachment III, AUM ended the quarter at $3.36 trillion, up $17.6 billion during the quarter and $2.08 trillion versus AUM reported at March 31, 2009. AUM growth during the quarter consisted of $8.9 billion of net inflows in long-term products and $51.2 billion of investment performance and market appreciation, net of adverse foreign exchange movements, which was partially offset by $2.9 billion of disbursements in advisory portfolios and $39.6 billion of net outflows in cash management products. Long-term flows were particularly strong in retail and iShares® globally and from institutional investors in the U.S. and Canada. In addition, BlackRock Solutions® added 32 net new assignments during the quarter, as demand for risk management and advisory services remained robust. The year-over-year increase consisted of $1.296 trillion of AUM managed by BGI as of March 31, 2009 (net of acquisition-related adjustments and other acquired AUM) and pro forma combined net new business and market appreciation of $70.0 billion and $716.5 billion, respectively. Investment performance for the twelve months ended March 31, 2010 was strong across much of the platform, helping to support a robust pipeline of new business wins funded or to be funded. As of April 20, 2010, the pipeline totaled $35.2 billion, including $30.7 billion in long-term products, $6.4 billion in advisory mandates and $1.9 billion of net redemptions in cash management portfolios.

“I am pleased with BlackRock’s first quarter performance and progress on our integration,” commented Laurence D. Fink Chairman and CEO of BlackRock. “Most importantly, our focus on investment and risk management has been steadfast, and the organization has come together quickly to share insights and expertise across disciplines. While our record is not unblemished, we have achieved strong investment performance across much of our platform, including fixed income, international equities, single strategy hedge funds and fund of funds.

“Following last year’s sharp rally in global equity markets and significant tightening of credit spreads, institutional investors stepped back to reassess their asset allocation strategies. As a result, institutional ‘re-risking’ activity slowed down and reallocations focused primarily on shifting from active to passive and from money market funds to deposits. Our new business results reflected these trends. Long-dated inflows from retail investors globally were notable, as were iShares flows, which have historically exhibited seasonal weakness in the first quarter.

“The integration is proceeding on schedule. The Aladdin® implementation is well underway, synergy targets are being met, and we are reinvesting in our business to reinforce our existing capabilities and to pursue growth initiatives. Although we experienced some significant merger-related outflows during the quarter, dissynergies are running below deal projections and new business momentum reflects strong client interest in our broader capabilities. Our new business pipeline is robust, with $35.2 billion of net wins funded or to be funded and continued demand for BlackRock Solutions products and services.

“I would like to thank our employees for the tremendous energy they are devoting to serving our clients and bringing our business together. Establishing a shared vision and weaving together a vibrant culture is an ongoing effort. I think it’s fair to say that, although there have been some bumps along the way, we have made tremendous progress in a short period. In a time of tremendous upheaval, with profound financial reform under consideration, I remain incredibly enthusiastic about BlackRock’s global business model, our exclusive focus on serving clients, and our unique ability to create value for our clients.”

First Quarter Business Highlights

AUM increased $17.6 billion to $3.36 trillion at March 31, 2010. Institutional investors paused from “re-risking” their portfolios, other than reallocating from active to passive strategies and from money markets to deposits, to reconsider their investment strategies following last year’s sharp rally across global equity and bond markets. During the quarter, that stance drove net outflows of $39.6 billion from cash management products and modest net inflows of $8.9 billion in long-term products (equity, fixed income, multi-asset and alternative investments).

•

Globally, investors awarded us $18.2 billion of net new business in index equity and fixed income products and $13.0 billion in multi-asset and alternative investments, while redeeming $22.3 billion from actively managed equity and fixed income portfolios. While some of these outflows were merger-related, a greater proportion reflected a shift in clients’ asset allocation strategies given market outlook and interest in using index and exchange-traded funds to quickly and efficiently add and adjust market exposures.

•

In the U.S. and Canada, net new business in long-term products included $5.2 billion from institutional clients, $4.4 billion from retail and high net worth investors, and $3.3 billion from iShares investors.

•

Across all other regions, $10.2 billion of outflows in long-term products from institutional investors were partially offset by $5.4 billion of inflows from retail clients and $0.8 billion from iShares investors.

Equity AUM ended the quarter at $1.58 trillion, up $46.5 billion since year-end. During the quarter, we were awarded net new business of $4.6 billion in index equities and $0.9 billion in fundamental active equities, which were offset by net outflows of $8.8 billion in scientific active equities. Performance remained strong across much of the platform, with 68%, 80% and 79% of equity mutual funds AUM ranked in the top two peer quartiles for the one-, three- and five-year periods ended March 31, 2010, respectively.

Fixed Income AUM increased $3.6 billion to close at $1.06 trillion. Net new business during the quarter consisted of $13.6 billion of net inflows in index products, including $7.1 billion in iShares, which were offset by $14.4 billion of outflows in active products, primarily resulting from asset allocation shifts by several large international institutions. The fixed income team continued to achieve strong performance for our clients, as evidenced by the 85%, 56% and 59% of bond mutual funds AUM ranked in the top two peer quartiles for the one-, three- and five-year periods ended March 31, 2010, respectively.

Multi-asset AUM reached $154.8 billion at quarter-end, up $12.7 billion. Net inflows of $10.6 billion were positive across all regions and channels as retail investors flocked to global allocation and our LifePath target date strategies, and institutional investors sought comprehensive fiduciary outsourcing solutions. Investment performance fell off near-term, but remained highly competitive over the longer term with 25%, 92% and 98% of mutual funds AUM ranked in the top two peer quartiles for the one-, three-, and five-year periods ended March 31, 2010, respectively.

Alternative investment AUM decreased $0.2 billion to $101.9 billion. AUM growth during the quarter was driven by positive investment performance and net new business, primarily from institutional investors. Net new business totaled $2.5 billion, including net inflows in single strategy hedge funds and fund of funds, as well as currency and commodity offerings. Commercial real estate continued to lag the recovery, and our AUM was adversely impacted by the transfer of Peter Cooper Village/Stuyvesant Town to a special servicer and the liquidation of Anthracite Capital, Inc.

Cash management AUM was $306.5 billion at quarter-end, down $42.7 billion. The declines were roughly in line with the industry, which lost $463.6 billion in average assets, or 11%, during the quarter1. BlackRock experienced net outflows of $39.6 billion, with net inflows in euro and Sterling-denominated funds overwhelmed by withdrawals in U.S. dollar-denominated funds offered. Yields remain at record lows, and money market funds continue to face AUM pressure from higher yielding investment alternatives. We expect this pressure to continue until we see a meaningful change in the rate environment.

BlackRock Solutions added 32 net new assignments during the quarter. New business included eight Aladdin, risk management and outsourcing mandates and two advisory assignments. We also added eight and completed 14 short-term engagements. In addition, we continued to execute our long-term disposition mandates, which led to $2.9 billion of net distributions from advisory portfolios. On January 15, 2010, BlackRock acquired substantially all of the net assets of Helix Financial Group, LLC, a provider of specialty commercial real estate valuation, underwriting and advisory services, which added 30 assignments, 22 of which are short-term engagements.

Our new business pipeline was $35.2 billion as of April 20, 2010. We continue to see demand for a mix of index and actively managed products, as investors use efficient beta offerings, including iShares, to establish core and tactical market exposures and a variety of active strategies, including alternative investments, to enhance portfolio returns. Long-term products accounted for $30.7 billion, or 87%, of the pipeline. The remainder included $6.4 billion of net inflows into advisory mandates and $1.9 billion of net outflows from cash management products. BlackRock Solutions closed the quarter with several new contracts under negotiation and a wide range of new business proposals pending across the product range.

[1]	iMoneyNet

First Quarter GAAP Financial Highlights

First quarter 2010 reflects the results of the BGI Transaction, which closed on December 1, 2009. Given the magnitude of the acquired business, certain line item variances are driven by the inclusion of BGI results for the full quarter in 2010.

Comparison to the First Quarter of 2009

Operating income:

First quarter 2010 operating income increased 141% to $654 million from $271 million earned in first quarter 2009. First quarter 2010 operating income reflects revenue and expenses related to the operations of BGI and $52 million of BGI integration costs. The integration expenses are not part of the on-going business and are comprised of costs associated with combining the firms and realizing operational efficiencies.

First quarter 2010 revenues of $1,995 million increased $1,008 million, or 102%, compared to $987 million in first quarter 2009, primarily due to the following:

•

Investment advisory, administration fees and securities lending revenue of $1,753 million in first quarter 2010 increased $953 million, or 119%, compared to $800 million in first quarter 2009, primarily related to the BGI acquisition as well as growth in long-term AUM due to market growth and net new business, partially offset by a decline in fees from cash management AUM due to lower average AUM.

•

Performance fees were $50 million in first quarter 2010, compared to $11 million in first quarter 2009. The increase primarily relates to an increase in performance fees from hedge funds and fixed income products.

•

BlackRock Solutions and advisory revenue was $113 million in first quarter 2010 compared to $135 million in first quarter 2009. The decrease is primarily due to fewer advisory assignments, including portfolio liquidation assignments, which have AUM based fees, partially offset by additional Aladdin mandates.

•

Other revenue was $51 million in first quarter 2010 compared to $16 million in first quarter 2009. The increase is primarily due to a $12 million increase in fees earned for transition management services, a $10 million increase in sales commissions and marketing fees for the Barclays iPath® products (exchange traded notes issued by Barclays Bank PLC) and a $5 million increase in earnings from certain operating and advisory company investments.

First quarter 2010 total operating expenses were $1,341 million compared to $716 million in first quarter 2009. Excluding BGI integration costs of $52 million in first quarter 2010 and restructuring costs of $22 million in first quarter 2009, operating expenses increased $595 million. The $595 million, or 86%, increase compared to first quarter 2009 was primarily due to the following:

•

Employee compensation and benefits increased $404 million, excluding BGI integration costs of $18 million. The increase reflects an increase in the number of employees related to BGI, a $198 million increase in incentive compensation associated with the increase in operating income after excluding the BGI integration costs and a $31 million increase in stock-based compensation expense related to additional grants to a larger population at the end of January 2010.

•

Distribution and servicing costs paid to Bank of America/Merrill Lynch, The PNC Financial Services Group, Inc. and other third parties decreased $27 million primarily due to a lower level of average cash management AUM and an increase in fee waivers for cash management funds resulting in lower levels of distribution fees.

•	Direct fund expenses increased $100 million primarily related to the addition of BGI funds subject to these arrangements, under which BlackRock pays certain fund expenses.

•

General and administration expenses increased $115 million, excluding BGI integration costs of $34 million. The $115 million increase primarily is related to the general and administrative expenses incurred by the acquired BGI business, partially offset by a $10 million increase in foreign currency remeasurement benefits and an $11 million decrease as a result of an expense recorded in first quarter 2009 for a potentially uncollectible fee.

Non-operating income:

First quarter 2010 non-operating expense, net of non-controlling interests, was $3 million compared to non-operating expense, net of non-controlling interests, of $157 million in first quarter 2009. The $3 million non-operating expense, net of non-controlling interests, was comprised of a $33 million net gain on investments which was more than offset by $36 million of net interest expense. Gain on investments related to the Company’s co-investments and seed investments including net gains in private equity products of $8 million, distressed credit/mortgage funds of $20 million, hedge funds/funds of hedge funds of $6 million, and deferred compensation plans of $3 million, offset by a $3 million and a $1 million decrease in valuations from other investments and real estate equity/debt products, respectively. Net interest expense of $36 million increased $29 million primarily due to an increase in interest expense related to the full quarter effect of the December 2009 issuances of $2.5 billion of long-term notes.

Income tax expense:

Income tax expense was $228 million and $30 million for the three months ended March 31, 2010 and 2009, respectively. The effective income tax rate for the three months ended March 31, 2010 was 35.0%, as compared to 26.3% for the three months ended March 31, 2009. Excluding a $10 million tax benefit related to a decrease in unrecognized tax benefits related to the final resolution of an outstanding tax matter in the first quarter 2009, the effective income tax rate was approximately 35%.

Comparison to the Fourth Quarter of 2009

Operating income:

First quarter 2010 operating income increased 68% to $654 million from $389 million earned in fourth quarter 2009. First quarter 2010 operating income reflects a full quarter of revenues and expenses related to the operations of BGI and $52 million of BGI integration costs as compared to $152 million of BGI transaction and integration costs in fourth quarter 2009.

First quarter 2010 revenues of $1,995 million increased $451 million, or 29%, compared to $1,544 million in fourth quarter 2009 primarily due to the following:

•

Investment advisory, administration fees and securities lending revenue of $1,753 million in first quarter 2010 increased $499 million, or 40%, compared to $1,254 million in fourth quarter 2009. First quarter 2010 included a full quarter of revenue related to the BGI acquisition compared to one month of incremental revenue related to the BGI acquisition in fourth quarter 2009. The remainder of the growth in revenue is primarily associated with market growth and net new business in long-term products.

•

Performance fees were $50 million in first quarter 2010, compared to $125 million in fourth quarter 2009. The decrease relates primarily to lower performance fees from hedge funds and separate accounts across equity products associated with the timing of recognition due to fee measurement periods which vary by product.

•	BlackRock Solutions and advisory revenue was $113 million in first quarter 2010 compared to $108 million in fourth quarter 2009. The increase is primarily due to an increase of advisory assignments.

•

Other revenue was $51 million for first quarter 2010 compared to $30 million in fourth quarter 2009. The increase is primarily due to a $10 million increase in fees earned for transition management services, a $4 million increase in iPath marketing fees and a $4 million increase in earnings from certain operating and advisory company investments.

First quarter 2010 total operating expenses of $1,341 million increased $186 million, or 16%, compared to $1,155 million in fourth quarter 2009. Excluding BGI transaction and integration costs in the respective periods, operating expenses of $1,289 million in first quarter 2010 increased $286 million, or 29%, compared to $1,003 million in fourth quarter 2009. The $286 million increase compared to fourth quarter 2009 was primarily due to the following:

•

Employee compensation and benefits increased $198 million, excluding BGI integration costs. The increase reflects the full quarter effect, in first quarter 2010, of an increase in the number of employees related to BGI compared to a one month effect reflected in fourth quarter 2009, as well as the effect of stock-based compensation grants at the end of January 2010.

•

Distribution and servicing costs paid to Bank of America/Merrill Lynch, The PNC Financial Services Group, Inc. and other third parties decreased $6 million primarily due to lower levels of average cash management AUM and an increase in fee waivers for cash management funds resulting in lower levels of distribution fees.

•

Direct fund expenses were $113 million compared to $52 million in fourth quarter 2009. The increase included a full quarter of expenses related to the addition of BGI funds subject to these arrangements in first quarter 2010 compared to one month of expenses in fourth quarter 2009.

•

General and administration expenses increased $30 million, excluding BGI transaction and integration costs. The $30 million increase is primarily related to general and administrative expenses associated with the acquired BGI business and an increase in promotional expenses, partially offset by a $13 million decrease in a provision related to an outstanding loan to Anthracite Capital Inc., an $11 million decrease in occupancy related to write-offs of certain leasehold improvements in fourth quarter 2009 and a $10 million increase in foreign currency remeasurement benefits.

Non-operating income:

First quarter 2010 non-operating expense, net of non-controlling interests, was $3 million, compared to non-operating income, net of non-controlling interests, of $17 million in fourth quarter 2009. The $20 million decrease compared to fourth quarter 2009 was primarily due to a $17 million increase in net interest expense related to the December 2009 issuances of $2.5 billion of long-term notes.

Teleconference and Webcast Information

BlackRock will host a teleconference call for investors and analysts on Monday, April 26, 2010, at 9:00 a.m. (Eastern Time) to discuss its first quarter 2010 results. Members of the public who are interested in participating in the teleconference should dial, from the United States, (800) 374-0176, or from outside the United States, (706) 679-4634, shortly before 9:00 a.m. and reference the BlackRock Conference Call (ID Number 64822402). A live, listen-only webcast will also be available via the investor relations section of www.blackrock.com.

Both the teleconference and webcast will be available for replay by 1:00 p.m. on Monday, April 26, 2010 and ending at midnight on Monday, May 3, 2010. To access the replay of the teleconference, callers from the United States should dial (800) 642-1687 and callers from outside the United States should dial (706) 645-9291 and enter the Conference ID Number 64822402. To access the webcast, please visit the investor relations section of www.blackrock.com.

Performance Notes

Past performance is not indicative of future results. The performance information reflects U.S. open-end mutual funds and similar EMEA-based products. Source of performance information is BlackRock, Inc. and is based in part on data from Lipper Inc. for U.S. funds and Morningstar, Inc. for non-U.S. funds. Fund performance reflects the reinvestment of dividends and distributions, but does not reflect sales charges.

About BlackRock

BlackRock is a leader in investment management, risk management and advisory services for institutional and retail clients worldwide. At March 31, 2010, BlackRock’s AUM was $3.364 trillion. BlackRock offers products that span the risk spectrum to meet clients’ needs, including active, enhanced and index strategies across markets and asset classes. Products are offered in a variety of structures including separate accounts, mutual funds, iShares (exchange traded funds), and other pooled investment vehicles. BlackRock also offers risk management, advisory and enterprise investment system services to a broad base of institutional investors through BlackRock Solutions. Headquartered in New York City, as of March 31, 2010, the firm has approximately 8,500 employees in 24 countries and a major presence in key global markets, including North and South America, Europe, Asia, Australia and the Middle East and Africa. For additional information, please visit the Company’s website at www.blackrock.com.

Forward-Looking Statements

This report, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to risk factors previously disclosed in BlackRock’s Securities and Exchange Commission (“SEC”) reports and those identified elsewhere in this report the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of BlackRock’s investment products; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions or divestitures; (7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock, Barclays PLC, Bank of America Corporation, Merrill Lynch & Co., Inc. or The PNC Financial Services Group, Inc.; (11) terrorist activities and international hostilities, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (12) the ability to attract and retain highly talented professionals; (13) fluctuations in the carrying value of BlackRock’s investments; (14) the impact of changes to tax legislation and, generally, the tax position of the Company; (15) BlackRock’s success in maintaining the distribution of its products; (16) the impact of BlackRock electing to provide support to its products from time to time; (17) the impact of problems at other financial institutions or the failure or negative performance of products at other financial institutions; and (18) the ability of BlackRock to integrate the operations of Barclays Global Investors.

BlackRock’s Annual Reports on Form 10-K and BlackRock’s subsequent filings with the SEC, accessible on the SEC’s website at http://www.sec.gov and on BlackRock’s website at http://www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on our website is not a part of this press release.

Attachment I

BlackRock, Inc.

Condensed Consolidated Statements of Income and Supplemental Information

(Dollar amounts in millions, except per share data)

(unaudited)

	Three months ended March 31,				Three months ended December 31, 2009
	2010	2009	$ Change	% Change		$ Change	% Change
Revenue
Investment advisory, administration fees and securities lending revenue	$1,753	$800	$953	119%	$1,254	$499	40%
Investment advisory performance fees	50	11	39	355%	125	(75)	(60)%
BlackRock Solutions and advisory	113	135	(22)	(16)%	108	5	5%
Distribution fees	28	25	3	12%	27	1	4%
Other revenue	51	16	35	219%	30	21	70%

Total revenue	1,995	987	1,008	102%	1,544	451	29%

Expenses
Employee compensation and benefits	773	351	422	120%	617	156	25%
Distribution and servicing costs	100	127	(27)	(21)%	106	(6)	(6)%
Amortization of deferred mutual fund sales commissions	26	27	(1)	(4)%	24	2	8%
Direct fund expenses	113	13	100	NM	52	61	117%
General and administration	289	140	149	106%	317	(28)	(9)%
Restructuring charges	—	22	(22)	(100)%	—	—	NM
Amortization of intangible assets	40	36	4	11%	39	1	3%

Total expenses	1,341	716	625	87%	1,155	186	16%

Operating income	654	271	383	141%	389	265	68%

Non-operating income (expense)
Net gain (loss) on investments	38	(172)	210	NM	37	1	3%
Interest and dividend income	4	8	(4)	(50)%	4	—	—%
Interest expense	(40)	(15)	(25)	167%	(23)	(17)	74%

Total non-operating income (expense)	2	(179)	181	NM	18	(16)	(89)%

Income before income taxes	656	92	564	NM	407	249	61%
Income tax expense	228	30	198	NM	150	78	52%

Net income	428	62	366	NM	257	171	67%
Less:
Net income (loss) attributable to non-controlling interests	5	(22)	27	NM	1	4	400%

Net income attributable to BlackRock, Inc.	$423	$84	$339	404%	$256	$167	65%

Weighted-average common shares outstanding (e)
Basic	189,676,023	130,216,218	59,459,805	46%	152,062,468	37,613,555	25%
Diluted	192,152,251	131,797,189	60,355,062	46%	155,040,242	37,112,009	24%
Earnings per share attributable to BlackRock, Inc. common stockholders (e)
Basic	$2.20	$0.63	$1.57	249%	$1.65	$0.55	33%
Diluted	$2.17	$0.62	$1.55	250%	$1.62	$0.55	34%

Cash dividends declared and paid per share	$1.00	$0.78	$0.22	28%	$0.78	$0.22	28%

Supplemental information:

Operating income, as adjusted (a)	$727	$307	$420	137%	$561	$166	30%

Operating margin, GAAP basis	32.8%	27.5%	5.3%	19%	25.2%	7.6%	30%
Operating margin, as adjusted (a)	38.9%	37.2%	1.7%	5%	39.7%	(0.8)%	(2)%

Non-operating income (expense), less net income (loss) attributable to non-controlling interests, as adjusted (b)	$(6)	$(153)	$147	96%	$13	$(19)	NM

Net income attributable to BlackRock, Inc., as adjusted (c), (d)	$469	$110	$359	326%	$379	$90	24%

Diluted earnings attributable to BlackRock, Inc. common stockholders per share, as adjusted (c), (d), (e)	$2.40	$0.81	$1.59	196%	$2.39	$0.01	—%

Effective tax rate, GAAP basis	35.0%	26.3%	8.7%	33%	36.9%	(1.9)%	(5)%

NOTE: Certain prior period information has been reclassified to conform to current period presentation.

NM - Not meaningful

BlackRock, Inc.

Notes to Condensed Consolidated Statements of Income and Supplemental Information

(Unaudited)

BlackRock reports its financial results on a GAAP basis; however, management believes that evaluating the Company’s ongoing operating results may be enhanced if investors have additional non-GAAP basis financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and, for the reasons described below, considers them to be effective indicators, for both management and investors, of BlackRock’s financial performance over time. BlackRock’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Certain prior period non-GAAP data has been reclassified to conform to the current presentation. Computations for all periods are derived from the Company’s condensed consolidated statements of income as follows:

(a) Operating income, as adjusted, and operating margin, as adjusted:

Operating income, as adjusted, equals operating income, GAAP basis, excluding certain items deemed non-recurring by management or transactions that ultimately will not impact BlackRock’s book value, as indicated in the table below. Operating income used for operating margin measurement equals operating income, as adjusted, excluding the impact of closed-end fund launch costs and commissions. Operating margin, as adjusted, equals operating income used for operating margin measurement, divided by revenue used for operating margin measurement, as indicated in the table below.

	Three Months Ended
	March 31,		December 31,
	2010	2009	2009

Operating income, GAAP basis	$654	$271	$389
Non-GAAP adjustments:
BGI transaction/integration costs
Employee compensation and benefits	18	—	60
General and administration	34	—	92

Total BGI transaction/integration costs	52	—	152
PNC LTIP funding obligation	15	15	14
Merrill Lynch compensation contribution	3	3	2
Restructuring charges	—	22	—
Compensation expense related to appreciation (depreciation) on deferred compensation plans	3	(4)	4

Operating income, as adjusted	727	307	561
Closed-end fund launch costs	—	2	—
Closed-end fund launch commissions	—	1	—

Operating income used for operating margin measurement	$727	$310	$561

Revenue, GAAP basis	$1,995	$987	$1,544
Non-GAAP adjustments:
Distribution and servicing costs	(100)	(127)	(106)
Amortization of deferred mutual fund sales commissions	(26)	(27)	(24)

Revenue used for operating margin measurement	$1,869	$833	$1,414

Operating margin, GAAP basis	32.8%	27.5%	25.2%

Operating margin, as adjusted	38.9%	37.2%	39.7%

BlackRock, Inc.

Notes to Condensed Consolidated Statements of Income and Supplemental Information

(Unaudited)

(continued)

(a) (continued)

Management believes that operating income, as adjusted, and operating margin, as adjusted, are effective indicators of BlackRock’s financial performance over time. As such, management believes that operating income, as adjusted, and operating margin, as adjusted, provide useful disclosure to investors.

Operating income, as adjusted:

Restructuring charges recorded in 2009 consist of compensation costs, occupancy costs and professional fees. BGI transaction/integration costs recorded in 2010 and 2009 consist principally of certain advisory payments, compensation expense, legal fees, marketing and consulting expenses incurred in conjunction with the BGI transaction. The expenses associated with restructuring and BGI transaction and integration costs have been deemed non-recurring by management and have been excluded from operating income, as adjusted, to help enhance the comparability of this information to prior periods. As such, management believes that operating margins exclusive of these costs are useful measures in evaluating BlackRock’s operating performance for the respective periods.

The portion of compensation expense associated with certain long-term incentive plans (“LTIP”) that will be funded through the distribution to participants of shares of BlackRock stock held by The PNC Financial Services Group, Inc. (“PNC”) and the Merrill Lynch cash compensation contribution, a portion of which has been received, have been excluded because these charges ultimately do not impact BlackRock’s book value.

Compensation expense associated with appreciation (depreciation) on assets related to certain BlackRock deferred compensation plans has been excluded as returns on investments set aside for these plans, which substantially offset this expense, are reported in non-operating income.

Operating margin, as adjusted:

Operating income used for measuring operating margin, as adjusted, is equal to operating income, as adjusted, excluding the impact of closed-end fund launch costs and commissions. Management believes that excluding such costs and commissions is useful because these costs can fluctuate considerably and revenues associated with the expenditure of these costs will not fully impact BlackRock’s results until future periods.

Operating margin, as adjusted, allows BlackRock to compare performance from period-to-period by adjusting for items that may not recur, recur infrequently or may fluctuate based on market movement, such as restructuring charges, transaction/integration costs, closed-end fund launch costs, commissions and fluctuations in compensation expense based on mark-to-market movements in investments held to fund certain compensation plans. BlackRock also uses operating margin, as adjusted, to monitor corporate performance and efficiency and as a benchmark to compare its performance to other companies. Management uses both the GAAP and non-GAAP financial measures in evaluating the financial performance of BlackRock. The non-GAAP measure by itself may pose limitations because it does not include all of BlackRock’s revenues and expenses.

Revenue used for operating margin, as adjusted, excludes distribution and servicing costs paid to related parties and to other third parties. Management believes that excluding such costs is useful to BlackRock because it creates consistency in the treatment for certain contracts for similar services, which due to the terms of the contracts, are accounted for under GAAP on a net basis within investment advisory, administration fees and securities lending revenue. Amortization of deferred mutual fund sales commissions is excluded from revenue used for operating margin measurement, as adjusted, because such costs, over time, offset distribution fee revenue earned by the Company. For each of these items, BlackRock excludes from revenue used for operating margin, as adjusted, the costs related to each of these items as a proxy for such offsetting revenues.

BlackRock, Inc.

Notes to Condensed Consolidated Statements of Income and Supplemental Information

(Unaudited)

(continued)

(b) Non-operating income (expense), less net income (loss) attributable to non-controlling interests, as adjusted:

Non-operating income (expense), less net income (loss) attributable to non-controlling interests (“NCI”), as adjusted, equals non-operating income (expense), GAAP basis, less net income (loss) attributable to NCI, GAAP basis, adjusted for compensation expense associated with depreciation (appreciation) on assets related to certain BlackRock deferred compensation plans. The compensation expense offset is recorded in operating income. This compensation expense has been included in non-operating income (expense), less net income (loss) attributable to NCI, as adjusted, to offset returns on investments set aside for these plans, which are reported in non-operating income (expense), GAAP basis.

	Three Months Ended
	March 31,		December 31,
	2010	2009	2009

Non-operating income (expense), GAAP basis	$2	$(179)	$18
Less: Net income (loss) attributable to NCI, GAAP basis	5	(22)	1

Non-operating income (expense) (1)	(3)	(157)	17
Compensation expense related to (appreciation) depreciation on deferred compensation plans	(3)	4	(4)

Non-operating income (expense), less net income (loss) attributable to NCI, as adjusted (1)	$(6)	$(153)	$13

(1)	Includes net income (loss) attributable to NCI (redeemable and non-redeemable) related to investment activities.

Management believes that non-operating income (expense), less net income (loss) attributable to non-controlling interests, as adjusted, provides for comparability of this information to prior periods and is an effective measure for reviewing BlackRock’s non-operating contribution to its results. As compensation expense associated with depreciation (appreciation) on assets related to certain deferred compensation plans, which is included in operating income, offsets the gain/(loss) on the investments set aside for these plans, management believes that non-operating income (expense), less net income (loss) attributable to NCI, as adjusted, provides a useful measure, for both management and investors, of BlackRock’s non-operating results that impact book value.

BlackRock, Inc.

Notes to Condensed Consolidated Statements of Income and Supplemental Information

(Unaudited)

(continued)

(c) Net income attributable to BlackRock, Inc., as adjusted:

Management believes that net income attributable to BlackRock, Inc., as adjusted, and diluted common earnings per share, as adjusted, are useful measures of BlackRock’s profitability and financial performance. Net income attributable to BlackRock, Inc., as adjusted, equals net income attributable to BlackRock, Inc., GAAP basis, adjusted for significant non-recurring items as well as charges that ultimately will not impact BlackRock’s book value.

	Three Months Ended
	March 31,		December 31,
	2010	2009	2009

Net income attributable to BlackRock, Inc., GAAP basis	$423	$84	$256
Non-GAAP adjustments, net of tax: (d)
BGI transaction/integration costs	34	—	108
PNC LTIP funding obligation	10	10	12
Merrill Lynch compensation contribution	2	2	3
Restructuring charges	—	14	—

Net income attributable to BlackRock, Inc., as adjusted	$469	$110	$379

Allocation of net income attributable to BlackRock, Inc., as adjusted: (f)
Common shares	$462	$107	$371
Participating RSUs	7	3	8

Net income attributable to BlackRock, Inc., as adjusted	$469	$110	$379

Diluted weighted average common shares outstanding (e)	192,152,251	131,797,189	155,040,242

Diluted earnings per common share, GAAP basis (e)	$2.17	$0.62	$1.62

Diluted earnings per common share, as adjusted (e)	$2.40	$0.81	$2.39

The restructuring charges and BGI transaction and integration costs reflected in GAAP net income attributable to BlackRock, Inc. have been deemed non-recurring by management and have been excluded from net income attributable to BlackRock, Inc., as adjusted, to help enhance the comparability of this information to prior reporting periods.

The portion of the compensation expense associated with LTIP awards that will be funded through the distribution to participants of shares of BlackRock stock held by PNC and the Merrill Lynch cash compensation contribution, a portion of which have been received, has been excluded from net income attributable to BlackRock, Inc., as adjusted, because these charges ultimately do not impact BlackRock’s book value.

(d) For the quarters ended March 31, 2010, March 31, 2009 and December 31, 2009 non-GAAP adjustments were tax effected at 35%, 35% and 26.8%, respectively, which reflect the blended rate applicable to the adjustments. BlackRock’s tax rate in fourth quarter 2009 includes the impact of changes in the fourth quarter to the respective full year blended rate applicable to the adjustments.

(e) Series A, B, C and D non-voting participating preferred stock are considered to be common stock equivalents for purposes of determining basic and diluted earnings per share calculations. Certain unvested restricted stock units are not included in this number as they are deemed participating securities in accordance with Accounting Standards Codification (“ASC”) 260-10, Earnings per Share (“ASC 260-10”).

(f) Allocation of net income attributable to BlackRock, Inc., as adjusted, to common shares and participating RSUs is calculated pursuant to the two-class method as defined in ASC 260-10.

Attachment II

BlackRock, Inc. Summary of Revenues (Dollar amounts in millions) (unaudited)

		Three months ended March 31,				Three months ended December 31, 2009
		2010	2009	$ Change	% Change		$ Change	% Change

Investment advisory, administration fees and securities lending revenue
Equity
Index		$489	$5	$484	NM	$174	$315	181%
Active		461	232	229	99%	398	63	16%
Fixed income
Index		96	1	95	NM	34	62	182%
Active		254	196	58	30%	246	8	3%
Multi-asset class		166	98	68	69%	148	18	12%
Alternative		155	93	62	67%	119	36	30%
Cash management		132	175	(43)	(25)%	135	(3)	(2)%

Total		1,753	800	953	119%	1,254	499	40%

Investment advisory performance fees
Equity		5	5	—	—%	36	(31)	(86)%
Fixed income		13	3	10	333%	11	2	18%
Multi-asset class		1	1	—	—%	5	(4)	(80)%
Alternative		31	2	29	NM	73	(42)	(58)%

Total		50	11	39	355%	125	(75)	(60)%

BlackRock Solutions and advisory		113	135	(22)	(16)%	108	5	5%
Distribution fees		28	25	3	12%	27	1	4%
Other revenue		51	16	35	219%	30	21	70%

Total revenue		$1,995	$987	$1,008	102%	$1,544	$451	29%

NM - Not meaningful

NOTE: Certain prior period information has been reclassified to conform to current period presentation.

BlackRock, Inc.

Summary of Non-operating Income (Expense)

(Dollar amounts in millions)

(unaudited)

		Three months ended March 31,				Three months ended December 31, 2009
		2010	2009	$ Change	% Change		$ Change	% Change
Total non-operating income (expense)		$2	$(179)	$181	NM	$18	$(16)	(89)%
Less: Net income (loss) attributable to NCI		5	(22)	27	NM	1	4	400%

Total non-operating income (expense), less net income (loss) attributable to NCI		$(3)	$(157)	$154	98%	$17	$(20)	NM

	Estimated economic investments at March 31, 2010[3]	Three months ended March 31,				Three months ended December 31, 2009
		2010	2009	$ Change	% Change		$ Change	% Change
Net gain (loss) on investments [1]
Private equity	25 - 30%	$8	$(20)	$28	NM	$5	$3	60%
Real estate	<10%	(1)	(93)	92	99%	(3)	2	67%
Distressed credit/mortgage funds	20 - 25%	20	(12)	32	NM	21	(1)	(5)%
Hedge funds/funds of hedge funds	10 - 15%	6	(6)	12	NM	9	(3)	(33)%
Other investments [2]	25 - 30%	(3)	(15)	12	80%	—	(3)	NM

Sub-total		30	(146)	176	NM	32	(2)	(6)%
Investments related to deferred compensation plans		3	(4)	7	NM	4	(1)	(25)%

Total net gain (loss) on investments [1]		33	(150)	183	NM	36	(3)	(8)%
Interest and dividend income		4	8	(4)	(50)%	4	—	—%
Interest expense		(40)	(15)	(25)	167%	(23)	(17)	74%

Total non-operating income (expense) [1]		(3)	(157)	154	98%	17	(20)	NM
Compensation expense related to depreciation (appreciation) on deferred compensation plans		(3)	4	(7)	NM	(4)	1	(25)%

Non-operating income (expense), as adjusted [1]		$(6)	$(153)	$147	96%	$13	$(19)	NM

[1]	Includes net income (loss) attributable to non-controlling interests (“NCI”) (redeemable and non-redeemable) related to investment activities.
[2]	Net gain (loss) for other investments includes net gains / (losses) related to equity and fixed income investments and BlackRock’s seed capital hedging program.
[3]	Represents estimated percentages of BlackRock’s corporate economic investment portfolio.

NM - Not meaningful

NOTE: Certain prior period information has been reclassified to conform to current period presentation.

Attachment III

BlackRock, Inc.

Assets Under Management(1)

(Dollar amounts in millions)

(unaudited)

Summary

				Variance vs.
	March 31, 2010	December 31, 2009	March 31, 2009	December 31, 2009	March 31, 2009
Equity
Index	$1,229,253	$1,183,005	$50,065	4%	NM
Active	353,269	353,050	141,447	—%	150%
Fixed income
Index	470,589	459,744	3,075	2%	NM
Active	588,594	595,883	469,581	(1)%	25%
Multi-asset class	154,750	142,029	73,972	9%	109%
Alternative	101,886	102,101	53,592	—%	90%

Long-term	2,898,341	2,835,812	791,732	2%	266%
Cash management	306,536	349,277	322,478	(12)%	(5)%

Sub Total	3,204,877	3,185,089	1,114,210	1%	188%
Advisory [6]	159,021	161,167	169,145	(1)%	(6)%

Total AUM	$3,363,898	$3,346,256	$1,283,355	1%	162%

Current Quarter Component Changes
	December 31, 2009	Net subscriptions (redemptions) [2]	Acquisition	Market appreciation (depreciation)	Foreign exchange [5]	March 31, 2010
Equity
Index	$1,183,005	$4,560	$—	$51,662	$(9,974)	$1,229,253
Active	353,050	(7,929)	—	11,833	(3,685)	353,269
Fixed income
Index	459,744	13,608	—	7,412	(10,175)	470,589
Active	595,883	(14,350)	—	11,305	(4,244)	588,594
Multi-asset class	142,029	10,559	—	4,346	(2,184)	154,750
Alternative	102,101	2,465	—	(1,686)	(994)	101,886

Long-term	2,835,812	8,913	—	84,872	(31,256)	2,898,341
Cash management	349,277	(39,599)	—	77	(3,219)	306,536

Sub Total	3,185,089	(30,686)	—	84,949	(34,475)	3,204,877
Advisory [6]	161,167	(2,864)	—	(177)	895	159,021

Total AUM	$3,346,256	$(33,550)	$—	$84,772	$(33,580)	$3,363,898

Year over Year Component Changes
	March 31, 2009	Net subscriptions (redemptions) [2]	Acquisitions [3,4]	Market appreciation (depreciation)	Foreign exchange [5]	March 31, 2010
Equity
Index	$50,065	$32,632	$1,055,456	$105,007	$(13,907)	$1,229,253
Active	141,447	1,548	132,205	76,986	1,083	353,269
Fixed income
Index	3,075	20,318	467,768	(3,744)	(16,828)	470,589
Active	469,581	17,202	49,491	51,131	1,189	588,594
Multi-asset class	73,972	21,436	36,408	23,011	(77)	154,750
Alternative	53,592	542	49,395	(1,209)	(434)	101,886

Long-term	791,732	93,678	1,790,723	251,182	(28,974)	2,898,341
Cash management	322,478	(73,070)	59,530	65	(2,467)	306,536

Sub Total	1,114,210	20,608	1,850,253	251,247	(31,441)	3,204,877
Advisory [6]	169,145	(15,742)	—	103	5,515	159,021

Total AUM	$1,283,355	$4,866	$1,850,253	$251,350	$(25,926)	$3,363,898

[1]	Data reflects the reclassification of AUM into the current period presentation.
[2]	Includes distributions representing return of capital and return on investment to investors.
[3]	Includes AUM acquired from Barclays Bank PLC in December 2009 and acquisition adjustments to conform to current period combined AUM policy.
[4]	Includes AUM acquired from R3 Capital Management, LLC in April 2009.
[5]	Foreign exchange reflects the impact of converting non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
[6]	Advisory AUM represents long-term portfolio liquidation assignments.